UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

KNOWBE4, INC.

(Name of Registrant as Specified In Its Charter)

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The following communication was sent to customers and/or partners of KnowBe4, Inc. (“KnowBe4”) on October 12, 2022 in connection with the pending acquisition of KnowBe4 by affiliates of Vista Equity Partners (“Vista”).

Hi [NAME] –

Thank you for reaching out.

KnowBe4 recently announced that we have entered into a definitive agreement to be acquired by Vista Equity Partners. This transaction is the beginning of our company’s next big chapter and represents an exciting opportunity for us to bring enhanced tools and services to your organization.

Vista is a leading global investment firm and has been a significant stockholder in our Company for some time. They have a deep understanding of our business, and a genuine appreciation for our unique approach to cybersecurity. Under their ownership, we will have access to additional resources and support, which will help us achieve our goals and deliver even greater value to everyone we serve.

While this is an exciting time at KnowBe4, this is only the beginning. It will take some time to meet the necessary conditions to complete the transaction and until then, it’s very much business as usual. There will be no changes to our day-to-day operations, services or contracts and, most importantly, there will be no changes to our relationship with you.

We look forward to working together for many years to come. If you have any further questions, please don’t hesitate to reach out to your usual contact at KnowBe4.

Thank you for your continued partnership and support.

Best,

[INSERT]

Additional Information and Where to Find It

KnowBe4, its directors and certain executive officers are participants in the solicitation of proxies from stockholders in connection with the pending acquisition of KnowBe4 (the “Transaction”). In connection with the Transaction, KnowBe4 will file a proxy statement (the “Transaction Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) and the Company, certain of its affiliates and certain affiliates of Vista will jointly file a transaction statement on Schedule 13e-3 (the “Schedule 13e-3”). Additional information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the Transaction Proxy Statement and other relevant documents to be filed with the SEC in connection with the Transaction. Information relating to the foregoing can also be found in KnowBe4’s definitive proxy statement for its 2022 Annual Meeting of Stockholders (the “2022 Proxy Statement”), which was filed with the SEC on April 6, 2022. To the extent that holdings of KnowBe4’s securities have changed since the amounts printed in the 2022 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

Promptly after filing the definitive Transaction Proxy Statement and the Schedule 13e-3 with the SEC, KnowBe4 will mail such materials and a WHITE proxy card to each stockholder entitled to vote at the special meeting to consider the Transaction. STOCKHOLDERS ARE URGED TO READ THE TRANSACTION PROXY STATEMENT AND THE SCHEDULE 13E-3 (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT KNOWBE4 WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, the preliminary and definitive versions of the Transaction Proxy Statement and the Schedule 13e-3, any amendments or supplements thereto, and any other relevant documents filed by KnowBe4 with the SEC in connection with the Transaction at the SEC’s website (http://www.sec.gov). Copies of KnowBe4’s definitive Transaction Proxy Statement and the Schedule 13e-3, any amendments or supplements thereto, and any other relevant documents filed by KnowBe4 with the SEC in connection with the Transaction will also be available, free of charge, at KnowBe4’s investor relations website (https://investors.KnowBe4.com) or by emailing IR@knowbe4.com.

Forward-Looking Statements

This communication contains forward-looking statements that involve risks and uncertainties, including statements regarding the Transaction, including the expected timing of the closing of the Transaction; considerations taken into account by KnowBe4’s Special Committee and its Board of Directors in recommending the Transaction for approval and approving the Transaction; and expectations for KnowBe4 following the closing of the Transaction. Such forward looking statements are subject to inherent risks and uncertainties, including those associated with: the possibility that the conditions to the closing of the Transaction are not satisfied, including the risk that required regulatory approvals to consummate the Transaction are not obtained and that KnowBe4’s stockholders do not approve the merger agreement; the occurrence of any event, change or other circumstances that could result in the merger agreement being terminated or the merger not being completed on the terms reflected in the merger agreement, or at all, and the risk that the merger agreement may be terminated in circumstances that require us to pay a termination fee; potential litigation relating to the Transaction; uncertainties as to the timing of the consummation of the Transaction; the ability of each party to consummate the Transaction; possible disruption related to the Transaction to KnowBe4’s current plans and operations, including through the loss of customers and employees; and other risks and uncertainties detailed in the periodic reports that KnowBe4 files with the SEC, including KnowBe4’s Annual Report on Form 10-K filed with the SEC on March 10, 2022 and Quarterly Reports on Form 10-Q filed with the SEC on May 10, 2022 and August 4, 2022, each of which may be obtained on the investor relations section of KnowBe4’s website (https://investors.knowbe4.com). If any of these risks or uncertainties materialize, or if any of KnowBe4’s assumptions prove incorrect, KnowBe4’s actual results could differ materially from the results expressed or implied by these forward-looking statements. All forward-looking statements in this communication are based on information available to KnowBe4 as of the date of this communication, and KnowBe4 does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.